SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)  December 31, 2001


                               PHARMOS CORPORATION
             (Exact name of Registrant as Specified in its Charter)




          Nevada                        0-11550                 36-3207413
(State or Other Jurisdiction    (Commission file Number)      (IRS Employer
     of Incorporation)                                      Identification No.)


        99 Wood Avenue South, Suite 301, Iselin, New Jersey      08830
              (Address of Principal Executive Offices)         (Zip Code)


        Registrant's telephone number, including area code (732) 452-9556

Item 5. Other

On December 31, 2001, Registrant and the holders of $6.18 million principal amount of the Registrant's convertible debentures agreed to extend the maturity date for such debentures from February 28, 2002 to June 30, 2003. In consideration for this extension, Registrant lowered the $3.83 conversion price to $2.15 for one-half of the extended debentures and to $2.63 for the balance. Registrant believes that this adjustment more accurately reflects current market conditions than the original conversion price derived when the debentures were first issued in September 2000.

Exhibits
--------

4.1 Amendment Agreement between the Registrant, Millennium Partners LP and St. Albans Partners Ltd., dated as of December 31, 2001 (without Exhibits).

4.2 Form of 6% convertible debenture due June 30, 2003 with $2.15 exercise price.

4.3 Form of 6% convertible debenture due June 30, 2003 with $2.63 exercise price.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of January, 2002.

                                       PHARMOS CORPORATION


                                       By: /s/ Robert W. Cook
                                           -------------------------------------
                                           Name:  Robert W. Cook
                                           Title: Executive Vice President and
                                                  Chief Financial Officer